As filed with the Securities and Exchange Commission on April 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORKDAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2480422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)

2012 Equity Incentive Plan

(Full Title of the Plan)

Mark S. Peek

Chief Financial Officer

Workday, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Name and Address of Agent for Service)

(925) 951-9000

(Telephone Number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	8,321,244(2)	$61.51(3)	$511,839,718(3)	$69,815(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Common Stock.
(2)	Represents additional shares reserved for issuance under the 2012 Equity Incentive Plan as of the date of this Registration Statement.
(3)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 27, 2013.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Workday, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 8,321,244 additional shares of Class A Common Stock under the Registrant’s 2012 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2012 (Registration No. 333-184395). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 filed with the Commission on March 22, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on March 14, 2013;

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-25680) filed with the Commission on October 3, 2012, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35680	3.1	December 7, 2012

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35680	3.1	March 8, 2013

4.3	Specimen of Class A Common Stock Certificate of the Registrant.	S-1/A	333-183640	4.1	October 1, 2012

4.4	2012 Equity Incentive Plan.					X

4.5	2012 Equity Incentive Plan forms of award agreements.	S-1	333-183640	10.3	August 30, 2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page 4 of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 1st day of April, 2013.

Workday, Inc.

By:	/s/ Mark S. Peek
Mark S. Peek Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Workday, Inc., a Delaware corporation, do hereby constitute and appoint Mark S. Peek, Chief Financial Officer, Aneel Bhusri, Co-Chief Executive Officer, and James P. Shaughnessy, Vice President and General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Duffield	Co-Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2013
David A. Duffield

/s/ Aneel Bhusri	Chairman and Co-Chief Executive Officer (Principal Executive Officer)
Aneel Bhusri		April 1, 2013

/s/ Mark S. Peek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark S. Peek		April 1, 2013

/s/ A. George Battle	Director
A. George (“Skip”) Battle		April 1, 2013

/s/ Christa Davies	Director
Christa Davies		April 1, 2013

/s/ Michael M. McNamara	Director
Michael M. McNamara		April 1, 2013

/s/ Scott D. Sandell	Director
Scott D. Sandell		April 1, 2013

/s/ George J. Still, Jr.	Director
George J. Still, Jr.		April 1, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35680	3.1	December 7, 2012

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35680	3.1	March 8, 2013

4.3	Specimen of Class A Common Stock Certificate of the Registrant.	S-1/A	333-183640	4.1	October 1, 2012

4.4	2012 Equity Incentive Plan.					X

4.5	2012 Equity Incentive Plan forms of award agreements.	S-1	333-183640	10.3	August 30, 2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page 4 of this Registration Statement).